Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-258237) on Form S-8 of our report dated March 29, 2022, with respect to the consolidated financial statements of Nuvalent, Inc.

/s/ KPMG LLP

Boston, Massachusetts

March 29, 2022